UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2010

BRINK’S HOME SECURITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34088	80-0188977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Esters Boulevard

Irving, TX 75063

(Address of principal executive offices, including zip code)

(Registrant’s telephone number including area code): (972) 871-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 18, 2010, Brink’s Home Security Holdings, Inc. (the “Company”), Tyco International Ltd. (“Tyco”), Barricade Merger Sub, Inc., a direct wholly owned subsidiary of Tyco (“Merger Sub”) and, solely for the purposes stated therein, ADT Security Services, Inc., a wholly owned subsidiary of Tyco, entered into an Agreement and Plan of Merger, dated as of January 18, 2010 (the “Merger Agreement”), in connection with the acquisition of the Company by Tyco.

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), upon the terms and subject to the conditions set forth therein, the Company will merge with and into Merger Sub (the “Merger”), the separate corporate existence of the Company will cease and Merger Sub will continue as the surviving corporation of the Merger and a wholly owned subsidiary of Tyco. Upon completion of the Merger, at the election of the holder thereof, each share of outstanding common stock of the Company (“Company Common Stock”) will be converted into the right to receive, subject to adjustment as described below:

•	(i) $12.75 in cash, without interest and (ii) a fraction of a share of Tyco (a “Tyco Share”) equal to the quotient determined by dividing $29.75 by the Tyco Share Value (as defined below);

•	$42.50 in cash, without interest; or

•	a fraction of a Tyco Share equal to the quotient determined by dividing $42.50 by the Tyco Share Value.

“Tyco Share Value” will be calculated based upon the aggregate volume weighted-average per share trading price of Tyco Shares on the New York Stock Exchange for a period of ten consecutive trading days ending on the fourth full trading day prior to the Effective Time.

The Merger Agreement includes a collar mechanism with respect to the share consideration. If the Tyco Share Value is equal to or greater than $40.29, then the Tyco Share Value will be $40.29. If the Tyco Share Value is equal to or less than $32.97, then the Tyco Share Value will be $32.97.

The Merger Agreement also includes an adjustment to the consideration received by Company shareholders electing to receive consideration solely in the form of cash (the “Cash Electing Company Shares”) if the total cash consideration to be received by Company shareholders in the Merger is greater than $584,502,942, plus an amount determined by multiplying $12.75 by the number of Company options that are exercised prior to the Effective Time (the “Available Cash Amount”). In the event that the cash consideration to be paid to Company shareholders in the transaction exceeds the Available Cash Amount, the consideration received by the Cash Electing Company Shares will be adjusted, on a pro rata basis, so that Tyco Shares will be issued in lieu of cash in such amount necessary to cause the total cash consideration to be received in the Merger to be capped at the Available Cash Amount.

The Merger is subject to various closing conditions, including, among others, the approval of the Merger Agreement by the Company’s shareholders, the receipt of regulatory approvals and expiration or termination of applicable waiting periods, the accuracy of the representations and warranties of the other party and compliance by the other party with its obligations under the Merger Agreement. The Merger is currently expected to be completed in the second or third quarter of 2010.

Prior to approval of the Merger Agreement by the Company’s shareholders, the Board of Directors of the Company (the “Company Board”) may, in certain circumstances, make a Change in

Recommendation (as defined in the Merger Agreement) in the event there is a Superior Proposal (as defined the Merger Agreement) or an Intervening Event (as defined in the Merger Agreement) in either case upon compliance with certain notice and other specified conditions set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for both the Company and Tyco, including the right of the Company to terminate the Merger Agreement in the event there is a Superior Proposal upon the Company’s compliance with certain notice and other specified conditions set forth in the Merger Agreement, and the right of Tyco to terminate the Merger Agreement if the Company Board makes a Change in Recommendation. The Merger Agreement provides that the Company would be required to pay Tyco a termination fee of $45,000,000 if the Merger Agreement is terminated upon certain specified events, including termination by Company in connection with a Superior Proposal. If the Merger Agreement is terminated by Tyco or the Company in connection with a Change in Recommendation related to an Intervening Event the termination fee payable by the Company will be $87,500,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

Item 8.01	Other Events.

On January 18, 2010, the Company and Tyco issued a joint press release announcing entry into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.

Safe Harbor

Statements in this report that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties, including risks and uncertainties related to the benefits from, or completion of, the Merger. Such risks and uncertainties, include, but are not limited to: failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the Merger, adverse effects on the market price of the parties’ common stock and on operating results because of a failure to complete the Merger, failure to realize the expected benefits of the Merger, negative effects of announcement or consummation of the Merger on the market price of the parties’ common stock, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect the combined companies following the Merger; unanticipated expenses such as litigation or legal settlement expenses, and tax law changes. Actual results could differ materially. For further information regarding risks and uncertainties associated with Tyco’s and the Company’s businesses, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Tyco’s and the Company’s respective SEC filings, including, but not limited to, their respective annual reports on Form 10-K and quarterly reports on Form 10-Q. Neither Tyco nor the Company undertake any duty to update any forward-looking statement to conform this report to actual results or changes in expectations, except as required by law.

Important Additional Information Will be Filed With the SEC

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The Merger involving Tyco and the Company will be submitted to the shareholders of the Company for their consideration. In connection with the proposed merger, Tyco will file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of Tyco. The definitive proxy statement/prospectus will be mailed to shareholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE

COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Tyco and the Company through the web site maintained by the SEC at www.sec.gov. Free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained, with respect to Tyco, by directing a request to Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540, or at Tyco’s Investor Relations website at http://investors.tyco.com/, under the heading “Investor Relations” and then under the heading “SEC Filings” or, with respect to the Company, by directing a request to Investor Relations, Brink’s Home Security Holdings, Inc., at 8880 Esters Boulevard, Irving, Texas 75063 or at the Company’s Investor Relations website at http://www.investors.brinkshomesecurity.com.

Participants in the Solicitation

Tyco, the Company and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding Tyco’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended September 25, 2009, filed with the SEC on November 17, 2009, and its proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on or about January 15, 2009. Information regarding the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2009 annual meeting, filed with the SEC on April 7, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of January 18, 2010, by and among Brink’s Home Security Holdings, Inc., Tyco International Ltd., Barricade Merger Sub, Inc. and ADT Security Services, Inc.

99.1	Joint Press Release, dated January 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINK’S HOME SECURITY HOLDINGS, INC.
Date: January 19, 2010

	By:	/S/ JOHN S. DAVIS
	Name:	John S. Davis
	Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title

2.1	Agreement and Plan of Merger, dated as of January 18, 2010, by and among Brink’s Home Security Holdings, Inc., Tyco International Ltd., Barricade Merger Sub, Inc. and ADT Security Services, Inc.

99.1	Joint Press Release, dated January 18, 2010

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